UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 10, 2004

MBNA Corporation
(exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 10, 2004, MBNA Canada Bank ("MBNA Canada"), a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in Canada, completed the securitization of CAD$300.0 million of ten-year credit card asset backed notes. MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation. MBNA Canada transferred credit card receivables to Gloucester Credit Card Trust which issued Series 2004-1. The transaction had two classes of publicly traded securities (Class A and Collateral).

Series 2004-1 consists of CAD$253.5 million Class A fixed rate asset backed notes and CAD$46.5 million Collateral fixed rate notes. The Collateral notes are subordinate to the Class A asset backed notes. The ten-year 5.376% Class A notes and the ten-year 6.486% Collateral notes were priced at par. Interest on the Class A notes and the Collateral notes will be paid semi-annually.

MBNA Canada retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 2004-1. The securities are governed by Canadian law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: June 10, 2004	By:	/s/	Vernon H.C. Wright
Vernon H.C. Wright
Chief Financial Officer